Exhibit 10.23

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of July 19, 2011, by and among AMERICAN CRYSTAL SUGAR COMPANY, a cooperative corporation formed under the laws of the State of Minnesota (the “Borrower”), the several banks and other financial institutions from time to time party to the Credit Agreement referred to below (the “Lenders”), and COBANK, ACB, a federally chartered banking organization (“CoBank”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of July 30, 2009 (as amended by a First Amendment to Amended and Restated Credit Agreement dated as of July 30, 2010 and a Second Amendment to Amended and Restated Credit Agreement dated as of November 4, 2010, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement, and the Administrative Agent and the Lenders are willing to grant the Borrower’s requests on the terms and subject to the conditions set forth herein.

ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.               Definitions.  Capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

Section 2.               Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           Amendment to Section 1.1 of the Credit Agreement (Definitions).  Section 1.1 of the Credit Agreement is hereby amended by adding or amending and restating, as the case may be, each of the following definitions:

“Accordion Increase” has the meaning specified in Section 2.16(b).

“Aggregate Revolving Credit Facility Commitment Amount” means $350,000,000, constituting the sum of the Revolving Credit Facility Commitments of all Lenders, subject to adjustment in accordance with Section 2.16.

“Aggregate Revolving Letter of Credit Commitment Amount” means $60,849,200, constituting the sum of the Revolving Letter of Credit Commitments of all Lenders, subject to adjustment in accordance with Section 2.16.

“Aggregate Term Commitment Amount” means $21,293,401.98, constituting the sum of the Term Commitments of all Lenders, subject to adjustment in accordance with Section 2.16.

“Base Rate” means, for any day, an annual rate equal to (a) the applicable Margin, plus (b) the higher of (i) the Prime Rate, or (ii) one hundred basis points plus the rate obtained by dividing the applicable Floating LIBO Rate then in effect by a percentage equal to 1.00 minus the applicable percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirements applicable to eurodollar fundings (currently referred to as “Eurocurrency Liabilities” in Regulation D) or any other maximum reserve requirements applicable to a member bank of the Federal Reserve System with respect to such eurodollar fundings.

“Clean Up Period Loans” means, as of the date of determination, (a) the aggregate principal amount of all outstanding Revolving Credit Facility Advances, (b) the aggregate principal amount of all outstanding Commodity Credit Corporation Loans, and (c) the aggregate principal amount of all outstanding commercial paper issued by any Obligor.

“Facility Increase Notice” has the meaning specified in Section 2.16(b).

“Fee Letter” means, collectively, the separate agreement dated as of the Closing Date, the separate agreement dated as of June 30, 2010, the separate agreement dated as of October 14, 2010, the separate agreement dated as of May 24, 2011 and the separate agreement dated as of the date of any Facility Increase Notice, each between the Borrower and the Administrative Agent and each setting forth certain fees to be paid by the Borrower to the Administrative Agent for the Administrative Agent’s own account or for the account of the Lenders, as more fully set forth therein.

“Letter of Credit Sublimit” means (a) $50,000,000 in respect of the Revolving Credit Facility, (b) the Aggregate Term Revolving Commitment Amount in respect of the Term Revolving Facility, and (c) the Aggregate Revolving Letter of Credit Commitment Amount in respect of the Revolving Letter of Credit Facility; as the context requires.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, July 19, 2015; (b) with respect to the Term Facility, December 31, 2015; (c) with respect to the Term Revolving Facility, July 30, 2015; (d) with respect to the Revolving Letter of Credit Facility, July 19, 2016; and (e) with respect to each

Accordion Increase applicable to a Facility, the expiration date of such Accordion Increase, as set forth in a Facility Increase Notice.

“Maximum Aggregate Increase Amount” has the meaning specified in Section 2.16(b).

“Revolving Credit Facility Commitment” means, with respect to each Lender, (a) the amount so designated opposite such Lender’s name on Exhibit A, plus or minus any such amount assumed or assigned pursuant to any Assignment and Assumption or otherwise adjusted pursuant to Section 2.16; or (b) as the context may require, the obligation of such Lender to make Revolving Credit Facility Advances under Section 2.1(a) and participate in Letters of Credit in accordance with Section 2.9(c).

“Revolving Letter of Credit Commitment” means, with respect to each Lender, (a) the amount so designated opposite such Lender’s name on Exhibit A, plus or minus any such amount assumed or assigned pursuant to any Assignment and Assumption or otherwise adjusted pursuant to Section 2.16; or (b) as the context may require, the obligation of such Lender to make Revolving Letter of Credit Advances under Section 2.1(d) and participate in Letters of Credit in accordance with Section 2.9(c).

“Term Commitment” means, with respect to each Lender, (a) the amount so designated opposite such Lender’s name on Exhibit A, plus or minus any such amount assumed or assigned pursuant to any Assignment and Assumption or otherwise adjusted pursuant to Section 2.16; or (b) as the context may require, the obligation of such Lender to make Term Advances under Section 2.1(b).

“Term Revolving Commitment” means, with respect to each Lender, (a) the amount so designated opposite such Lender’s name on Exhibit A, plus or minus any such amount assumed or assigned pursuant to any Assignment and Assumption or otherwise adjusted pursuant to Section 2.16; or (b) as the context may require, the obligation of such Lender to make Term Revolving Advances under Section 2.1(c).

(b)           Additional Amendment to Section 1.1 of the Credit Agreement (Definitions).  Section 1.1 of the Credit Agreement is further amended by deleting therefrom the definitions of “Borrowing Base”, “Borrowing Base Certificate”, “Eligible Accounts”, “Eligible Net Inventory” and “Increased Facility Amount”.

(c)           Amendment to Section 2.1(a) of the Credit Agreement (Revolving Credit Facility).  Section 2.1(a) of the Credit Agreement is hereby amended by deleting therefrom the phrase “(i) the Aggregate Short-Term Loan Amount shall at no time exceed the Borrowing Base; and (ii)”.

(d)           Amendment to Section 2.9 of the Credit Agreement (Commitment to Issue Letters of Credit).  Section 2.9 of the Credit Agreement is hereby amended by amending and restating the second sentence of subsection (a) thereof to read as follows:

No Letter of Credit shall be issued by the Letter of Credit Issuer if, after giving effect to the issuance of such Letter of Credit, (i) the Letter of Credit Exposure in respect of any Letter of Credit Facility would exceed the Letter of Credit Sublimit for such Facility, or (ii) with respect to a Letter of Credit issued under the Term Revolving Facility, the Term Revolving Facility Outstanding Amount would exceed the Aggregate Term Revolving Commitment Amount.

(e)           Amendment to Section 2.11 of the Credit Agreement (Obligation to Repay Advances; Representations).  Section 2.11 of the Credit Agreement is hereby amended by amending and restating the second sentence thereof to read as follows:

Any request for a Credit Extension, whether written, telephonic, telecopy or otherwise, shall be deemed to be a representation by the Borrower that the statements set forth in Section 3.2 are correct as of the time of the request.

(f)            Amendment to Section 2.12(g) of the Credit Agreement (Mandatory Prepayments from Other Sources).  Section 2.12(g) of the Credit Agreement is hereby amended by deleting the period at the end of subsection (ii) thereof and substituting “; and” therefor, and adding a new subsection (iii) to read as follows:

(iii)          Debt obligations incurred by any Obligor after July 19, 2011 (other than Debt incurred hereunder, intercompany indebtedness between any two or more Obligors, and Debt permitted by Section 6.2 hereof).

(g)           Amendment to Section 2.12(i) of the Credit Agreement (Mandatory Prepayments as a Result of Excess Borrowing).  Section 2.12(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)            Mandatory Prepayment as a Result of Borrowing in Excess of Commitment Amount.  If any Facility Outstanding Amount with respect to a Facility shall on any date exceed the Commitment Amount then in effect with respect to such Facility, the Borrower shall immediately prepay Advances under such Facility in an amount equal to such excess, without notice or demand by the Administrative Agent or any Lender.  All amounts received from the Borrower shall be applied to payment of Advances outstanding from Lenders that are in excess of the respective Commitments of such Lenders, on a pro rata basis.

(h)           Amendment to Section 2.16(b) of the Credit Agreement (Optional Increases of Commitment Amount).  Section 2.16(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)           Optional Increases of Commitment Amount.

(i)            Request to Increase.  From and after July 19, 2011, and provided no Event of Default has occurred and is continuing, the Borrower may from time to time request an increase in the Commitment Amount for any Facility in accordance with this Section 2.16(b).  The aggregate principal amount of all increases to all Commitment Amounts made pursuant to this Section 2.16(b) shall not exceed $100,000,000 (the “Maximum Aggregate Increase Amount”), subject to reinstatement as provided in subsection (vi) below, and each requested increase (each, an “Accordion Increase”) shall not be less than $10,000,000.  Upon receipt of a request for an Accordion Increase from the Borrower, the Administrative Agent, in its sole discretion, may offer one or more Lenders the opportunity (but not the obligation), in such amounts as the Administrative Agent shall determine, to participate in the Accordion Increase by increasing such Lender’s Commitment with respect to the applicable Facility.  The Administrative Agent shall have no obligation to offer any Lender an opportunity to participate in any such Accordion Increase and nothing herein shall prohibit the Administrative Agent from retaining for its own account, as a Lender, all or substantially all of such Accordion Increase.  Each Lender that fails to respond to such a notice in writing within the period of time provided therein shall be deemed to have elected not to participate in such Accordion Increase.

(ii)           Allocation of Unsubscribed Amounts.  If the existing Lenders do not elect to increase their Commitments with respect to the applicable Facility in an amount sufficient to fully subscribe the requested Accordion Increase, the Administrative Agent, in its discretion, may place such unsubscribed amount with one or more other financial institutions that qualify as Eligible Lenders.

(iii)          Facility Increase Notice.  If the Administrative Agent obtains one or more subscriptions to participate in a requested Accordion Increase, the Administrative Agent shall provide written notice to the Borrower and each Lender with respect to the applicable Facility in substantially the form of Exhibit P (each, a “Facility Increase Notice”) setting forth (A) the amount of the approved Accordion Increase and, after giving effect thereto, the Commitment Amount with respect to such Facility, (B) the effective date and Maturity Date of the approved Accordion Increase, and (C) for each Lender with respect to such Facility, its respective Commitment and Percentage of the Commitment Amount with respect to such Facility after giving effect to the Accordion Increase.  In addition, any such Facility Increase Notice delivered to the Borrower shall be accompanied by a Fee Letter setting forth all fees payable in connection with obtaining subscriptions for, and implementation of, the Accordion Increase.

(iv)          Implementation of an Accordion Increase.  On the effective date of an Accordion Increase:

(A)          The Borrower shall (1) execute and deliver a replacement Note for any Lender that may require one, (2) provide to the Administrative Agent such evidence of appropriate corporate authorization with respect to the Accordion Increase as the Administrative Agent shall require and (3) pay to the Administrative Agent such fees as may be described in any Fee Letter attached thereto, to be retained by the Administrative Agent or distributed to other Lenders subscribing to the Accordion Increase, as provided therein, all of which shall be conditions to effectiveness of the Accordion Increase; and

(B)           The Administrative Agent shall record in the Register the adjusted Commitment and Percentage of each Lender with respect to the applicable Facility, after giving effect to the Accordion Increase, and the Borrower, in coordination with the Administrative Agent, shall repay outstanding Advances of certain Lenders and obtain additional Advances from other Lenders, in each case to the extent necessary so that all Lenders participate in outstanding Advances under the applicable Facility ratably, on the basis of their respective Commitments with respect to such Facility, after giving effect to the increase in the Commitment Amount effected by implementation of the Accordion Increase; and

(C)           The Administrative Agent shall confirm, in writing, that the approved Accordion Increase has become effective and that the Commitment Amount has been increased by the amount thereof.

(v)           Expiration of an Accordion Increase.  On the Maturity Date applicable to an Accordion Increase:

(A)          The Administrative Agent shall provide written notice to each Lender setting forth (1) the Commitment Amount then in effect with respect to the applicable Facility, after giving effect to termination of such Accordion Increase and (2) such Lender’s respective Commitment and Percentage of the Commitment Amount with respect to such Facility, after giving effect to expiration of such Accordion Increase; and

(B)           The Administrative Agent shall record in the Register the adjusted Commitment and Percentage of each Lender with respect to the applicable Facility, after giving effect to the expired Accordion Increase, and the Borrower, in coordination with the Administrative Agent, shall repay outstanding Advances of certain Lenders and obtain additional Advances from other Lenders, in each case to the extent necessary so that all Lenders participate in the outstanding Advances under the applicable Facility ratably, on the basis of their respective Commitments with respect to such Facility, after giving effect to the decrease in the Commitment Amount effected by expiration of the Accordion Increase; provided, however, that if the Borrower has not repaid such outstanding Advances in accordance with this Section, any Lender that has not participated in the expired Accordion Increase shall in no event be required to make an Advance in excess of its Commitment or its Percentage of the Commitment Amount with respect to the applicable Facility; and

(C)           Notwithstanding anything in this Agreement to the contrary, payment of Advances under the applicable Facility made by the Borrower in connection with expiration of an Accordion Increase shall be applied first to Advances made by Lenders which are in excess of such Lender’s Commitments with respect to such Facility and, second to then outstanding Advances of all Lenders with respect to such Facility, in each case on a pro rata basis after giving effect to the expired Accordion Increase.

(vi)          Reinstatement of Maximum Aggregate Increase Amount.  Provided no Event of Default has occurred and is continuing, upon expiration of an Accordion Increase and reduction of the applicable Commitment by the amount thereof, as contemplated above, the amount of such expired Accordion Increase shall be reinstated to the aggregate Accordion Increases available under subsection 2.16(b)(i) above and shall no longer constitute a reduction of the Maximum Aggregate Increase Amount thereunder.

(i)            Addition of new Section 2.25 to the Credit Agreement (Clean-Up Period).  Article II of the Credit Agreement is hereby amended by adding a new Section 2.25 to the end thereof to read as follows:

Section 2.25           Clean Up Period.  At least once during each Fiscal Year of the Borrower, the Borrower shall repay all Clean Up Period Loans and cause the outstanding principal balance of all Clean Up Period Loans to remain at $0 for thirty consecutive calendar days during such Fiscal Year.

(j)            Amendment to Section 5.1 of the Credit Agreement (Reporting Requirements).  Section 5.1 of the Credit Agreement is hereby amended by amending and restating subsection (c) thereof to read as follows:

(c)           [Reserved.]

(k)           Amendment to Section 9.2 of the Credit Agreement (Amendments, Requested Waivers, Etc.).  Section 9.2 of the Credit Agreement is hereby amended by amending and restating subsections (a) and (e) thereof to read as follows:

(a)           change the amount of any Commitment (except in accordance with Sections 2.16 and 9.3(b));

(e)           [reserved];

(l)            Amendments to Exhibits.  The Credit Agreement is hereby amended by  (i) deleting Exhibit B to the Credit Agreement, (ii) deleting Exhibits A, C and O to the Credit Agreement and replacing them in their entirety with Exhibits A, C and O to this Amendment, respectively, and (iii) adding a new Exhibit P to the Credit Agreement in the form of Exhibit P to this Amendment.

(m)          Amendments to Schedules.  The Credit Agreement is hereby amended by deleting the Schedules to the Credit Agreement and replacing them in their entirety with the Schedules to this Amendment.

Section 3.               References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby, and any and all references in any other Loan Document to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

Section 4.               No Other Changes.  Except as expressly set forth herein, all terms of the Credit Agreement and each of the other Loan Documents remain in full force and effect.

Section 5.               Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment and to perform its obligations under this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which the Borrower is a party.  This Amendment and the Loan Documents to which the Borrower is a party have been duly and validly executed and delivered to the Administrative Agent by the Borrower, and this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which the Borrower is a party constitute the Borrower’s legal, valid and binding obligations, enforceable in accordance with their terms.

(b)           The execution, delivery and performance by the Borrower of this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which the Borrower is a party have been duly authorized by all necessary corporate or other action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower’s Organizational Documents or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or (iii) result in a breach of, or constitute a default under, any indenture or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article IV of the Credit Agreement as amended hereby and in the other Loan Documents are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d)           No event has occurred and is continuing, or would result from the execution and delivery of this Amendment or the other documents contemplated hereunder to which the Borrower is a party, which constitutes a Default or an Event of Default.

Section 6.               Effectiveness.  This Amendment shall be effective only if the Administrative Agent has received, on or before the date of this Amendment (or such later date as the Administrative Agent may agree in writing), each of the following, each in form and substance acceptable to the Administrative Agent in its sole discretion:

(a)           this Amendment, duly executed by the Borrower;

(b)           an Acknowledgment and Agreement of Guarantor, duly executed by the Guarantor;

(c)           an amended and restated Note to the extent requested by any Lender, duly executed by the Borrower in favor of such Lender;

(d)           a certificate of the secretary or other appropriate officer of the Borrower certifying (i) that the execution, delivery and performance of this Amendment and the other documents contemplated hereunder to which the Borrower is a party have been duly approved by all necessary action of the Governing Board of the Borrower, and attaching true and correct copies of the applicable resolutions granting such approval; (ii) that the Organizational Documents of the Borrower, which were certified and delivered to the Administrative Agent pursuant to the most recent certificate of secretary or assistant secretary given by the Borrower to the Lenders, continue in full force and effect and have not been amended or otherwise modified except as set forth in the certificate to be delivered as of the date hereof; and (iii) that the officers and agents of the Borrower who have been certified to the Administrative Agent, pursuant to the certificate of secretary or assistant secretary given by the Borrower to the Administrative Agent, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower;

(e)           a signed copy of an opinion of counsel for each Obligor addressed to the Administrative Agent, on behalf of the Lenders, with respect to the matters contemplated by this Amendment and all other documents, agreements and certificates contemplated hereunder;

(f)            evidence of all insurance required by the terms of the Security Documents, including but not limited to flood insurance if the real estate described in any Mortgage is located within the 100-year flood plain, together with certificates and loss payable endorsements showing the Administrative Agent, for the benefit of the Lender Parties, as mortgagee, additional insured and lender loss payee thereunder;

(g)           the absence of any Material Adverse Effect, financial or otherwise, affecting the Borrower or the Consolidated Group since August 31, 2010; and

(h)           payment of all fees and expenses due and payable pursuant to the Fee Letter dated as of May 24, 2011, and Section 9 hereof.

Section 7.               No Waiver.  The execution of this Amendment and any documents, agreements and certificates contemplated hereunder shall not be deemed to be a waiver of any Default or Event of Default or any other breach, default or event of default under any Loan Document or other document held by the Administrative Agent or any Lender, whether or not known to the Administrative Agent or any Lender and whether or not existing on the date of this Amendment.

Section 8.               Release of Administrative Agent and Lenders.  The Borrower, by its signature to this Amendment, hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the other Lender Parties, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former Directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever occurring or arising prior to the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

Section 9.               Costs and Expenses.  The Borrower hereby reaffirms its agreement under Section 9.6 of the Credit Agreement to pay or reimburse the Administrative Agent on demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and specifically including allocated costs of in house counsel), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other documents, agreements and certificates contemplated hereunder (whether or not the transactions contemplated hereby or thereby shall be consummated).

Section 10.             Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado (other than its conflicts of laws rules).

Signature page follows

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

AMERICAN CRYSTAL SUGAR COMPANY, as Borrower

By:	/s/ Samuel S.M. Wai
	Name:	Samuel S.M. Wai
	Title:	Treasurer

COBANK, ACB, as Administrative Agent and as a Lender

By:	/s/ Michael Tousignant
	Name:	Michael Tousignant
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Shaen R. Inglis
	Name:	Shaen R. Inglis
	Title:	AVP

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Victor Pierzchalski
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory

U.S. AGBANK, FCB, as a Lender

By:	/s/ Travis W. Ball
	Name:	Travis W. Ball
	Title:	Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of American Crystal Sugar Company, a cooperative corporation formed under the laws of the State of Minnesota (the “Borrower”), to CoBank, ACB, a federally chartered banking organization, in its capacity as the Administrative Agent (as described in the Credit Agreement defined in the foregoing Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”; capitalized terms used herein and not otherwise defined shall have the meanings given them in the Third Amendment), pursuant to an Amended and Restated Guaranty dated as of July 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), hereby (i) acknowledges receipt of the Third Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms all obligations to the Administrative Agent and the Lenders pursuant to the terms of the Guaranty; (iv) acknowledges that the Administrative Agent and the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty; and (v) absolutely and unconditionally releases and forever discharges the Administrative Agent and the other Lender Parties, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former Directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the undersigned has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever occurring or arising prior to the date of the Third Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown

SIDNEY SUGARS INCORPORATED

By:	/s/ Samuel S.M. Wai
	Name:	Samuel S.M. Wai
	Title:	Treasurer

Signature Page to Acknowledgment and Agreement of Guarantor

Exhibit A

COMMITMENTS AND ADDRESSES

Name	Commitment Amounts	Notice Address

CoBank, ACB, as Administrative Agent	N/A	5500 South Quebec Street Greenwood Village, CO 80111 Attention: Jacquie Fredericks Phone: (303) 694-5833 Facsimile: (303) 796-1456 E-mail: jfreder@cobank.com

CoBank, ACB, as a Lender	Revolving Credit Facility Commitment: $219,500,000 Term Commitment: $21,293,401.98 Term Revolving Commitment: $40,000,000 Revolving Letter of Credit Commitment: $54,304,163.06	5500 South Quebec Street Greenwood Village, CO 80111 Attention: Jacquie Fredericks Phone: (303) 694-5833 Facsimile: (303) 796-1456 E-mail: jfreder@cobank.com

U.S. AgBank, FCB, as a Lender by assignment pursuant to an Assignment and Assumption	Revolving Credit Facility Commitment: $47,000,000 Term Commitment: $0 Term Revolving Commitment: $10,000,000 Revolving Letter of Credit Commitment: $6,545,036.93	245 N. Waco Wichita, KS 67202 Attention: Travis W. Ball Phone: (316) 266-5448 Facsimile: (316) 291-5011 E-mail: travis.ball@usagbank.com

Exhibit A - 1

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Revolving Credit Facility Commitment: $31,000,000 Term Commitment: $0 Term Revolving Commitment: $0 Revolving Letter of Credit Commitment: $0

1251 Avenue of the Americas
New York, NY 10020-1104
Attention: Portfolio Management Group
Phone: (212) 782-4206
Facsimile: (212) 782-6440

With a copy to:
Attention: Scott Ackerman, VP
601 Carlson Parkway, Suite 1275
Minnetonka, MN 55305
Phone: (952) 473-7894
Facsimile: (952) 473-5152
E-mail: sackerman@us.mufg.jp

Wells Fargo Bank, National Association	Revolving Credit Facility Commitment: $52,500,000 Term Commitment: $0 Term Revolving Commitment: $0 Revolving Letter of Credit Commitment: $0	1740 Broadway Denver, CO 80274 Attention: Shaen R. Inglis Phone: (312) 845-9833 Facsimile: (312) 845-4462 Email: shaen.inglis@wellsfargo.com

Exhibit A - 2

Exhibit C

PRICING GRID

Level Status	Capitalization Ratio	Base Rate Margin	LIBOR Margin and Letter of Credit Fee Margin	Unused Commitment Fee
I	< 40%	0.50%	1.50%	0.25%
II	> 40% < 50%	0.625%	1.625%	0.30%
III	> 50%	1.00%	2.00%	0.375%

Exhibit C - 1

Exhibit O

FARM CREDIT PARTICIPANTS

Name	Participation Amounts	Notice Address	Voting Participant

AgCountry Farm Credit Services, FLCA	Revolving Credit Facility Participation: $18,000,000 Term Facility Participation: $0 Term Revolving Facility Participation: $0 Revolving Letter of Credit Participation: $5,336,397.89	David B. Rupp AgCountry, FCS 1900 44th Street South PO Box 6020 Fargo, ND 58103 Business Phone: 701-499-2559 Business Fax: 877-811-4074 EMail: dave.rupp@agcountry.com	Yes

AgFirst Farm Credit Bank	Revolving Credit Facility Participation: $41,000,000 Term Facility Participation: $0 Term Revolving Facility Participation: $8,000,000 Revolving Letter of Credit Participation: $0	John Burnside AgFirst Farm Credit Bank 1401 Hampton Street Columbia, SC 29201 Business Phone: 803-753-2221 Business Fax: 803-254-4219 EMail: jburnside-servicing@agfirst.com	Yes

Bank of North Dakota	Revolving Credit Facility Participation: $21,000,000 Term Facility Participation: $0 Term Revolving Facility Participation: $0 Revolving Letter of Credit Participation: $0	Tom Redmann Bank of North Dakota 700 E. Main Avenue Bismarck, ND 58502-5509 Business Phone: 701-328-5671 Business Fax: 701-328-5731 EMail: tredmann@state.nd.us	Yes

Exhibit O - 3

Farm Credit Bank of Texas	Revolving Credit Facility Participation: $22,500,000 Term Facility Participation: $0 Term Revolving Facility Participation: $0 Revolving Letter of Credit Participation: $0	Isaac E. Bennett Farm Credit Bank of Texas 4801 Plaza on the Lake Drive Austin, TX 78746 Business Phone: 512-465-0717 Business Fax: 512-465-1832 EMail: isaac.bennett@farmcreditbank.com	Yes

Farm Credit East, ACA, successor by merger to First Pioneer Farm Credit, ACA	Revolving Credit Facility Participation: $0 Term Facility Participation: $0 Term Revolving Facility Participation: $8,000,000 Revolving Letter of Credit Participation: $4,266,562.38	James Papai Farm Credit East, ACA 240 South Road Enfield, CT 06082 Business Phone: 860-741-4380 x261 Business Fax: 860-253-5565 EMail: james.papai@farmcrediteast.com	Yes

Farm Credit Services of America, FLCA	Revolving Credit Facility Participation: $5,000,000 Term Facility Participation: $0 Term Revolving Facility Participation: $8,000,000 Revolving Letter of Credit Participation: $4,438,130.33	Curt Brown Farm Credit Services of America, FLCA 5015 South 118th Street Omaha, NE 68137 Business Phone: 402-348-3668 Business Fax: 402-348-3324 EMail: brownc@fcsamerica.com	Yes

Exhibit O - 2

Farm Credit Services of Mid-America, FLCA	Revolving Credit Facility Participation: $25,000,000 Term Facility Participation: $0 Term Revolving Facility Participation: $0 Revolving Letter of Credit Participation: $0	Ralph Bowman Farm Credit Services of Mid-America, FLCA 1601 UPS Drive Louisville, KY 40223 Business Phone: 502-420-3918 Business Fax: 502-420-3618 EMail: rbowman@e-farmcredit.com	Yes

Farm Credit West, PCA	Revolving Credit Facility Participation: $15,000,000 Term Facility Participation: $0 Term Revolving Facility Participation: $0 Revolving Letter of Credit Participation: $0	Ben Madonna Farm Credit West, PCA 3010 W. Main Street Visalia, CA 93291 Business Phone: 559-738-6174 Business Fax: 559-627-4728 EMail: ben.madonna@farmcreditwest.com	Yes

Northwest Farm Credit Services, FLCA	Revolving Credit Facility Participation: $3,000,000 Term Facility Participation: $0 Term Revolving Facility Participation: $11,000,000 Revolving Letter of Credit Participation: $15,205,663.01	Northwest Farm Credit Services, FLCA 1700 S. Assembly Street Spokane, WA 99224 EMail: participations@farm-credit.com	Yes

Exhibit O - 3

Exhibit P

FACILITY INCREASE NOTICE

[                          ,         ]

To: [                                    ]

[                                          ]

[                                          ]

Attention:  [                        ]

We refer to that certain Amended and Restated Credit Agreement dated as of July 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among American Crystal Sugar Company, a cooperative corporation formed under the laws of the State of Minnesota (the “Borrower”), certain Lenders from time to time party thereto (the “Lenders”) and CoBank, ACB, as Administrative Agent for the Lenders (the “Administrative Agent”).  Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.16(b) of the Credit Agreement, the Borrower has requested an increase to the Commitment Amount of the                      Facility in the amount of $                       (the “Accordion Increase”).  In connection with such request, the Administrative Agent hereby confirms as follows:

1.             Accordion Increase Amount.  The Accordion Increase has been [fully / partially] subscribed in the amount of $                  , thereby increasing the Commitment Amount with respect to such Facility to $                .

2.             Effective Date; Term.  The proposed effective date of the Accordion Increase shall be                     ,           , and the Accordion Increase shall expire on                 ,           .

3.             Fees.  The Borrower shall pay to the Administrative Agent all fees specified in the Fee Letter of even date herewith.

4.             Implementation of Accordion Increase.  Upon receipt by the Administrative Agent of the fees set forth in the Fee Letter, replacement Notes for those Lenders requesting the same, and such other items as the Administrative Agent may request, the Administrative Agent shall notify the Borrower and each Lender with respect to such Facility, in writing, that the Accordion Increase has become effective and shall further notify each such Lender of (a) the amount of its Commitment with respect to such Facility and (b) its Percentage of the Commitment Amount with respect to such Facility, each after giving effect to such Accordion Increase, whereupon all outstanding Advances under such Facility shall be adjusted among such Lenders to the extent necessary so that all such Lenders participate in such outstanding Advances ratably, on the basis of their respective Percentages of such Commitment Amount.

Exhibit P - 1

COBANK, ACB,
as Administrative Agent

By:
Name:
Title:

Exhibit P - 2

SCHEDULES

See attached.